UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2023, the Board of Directors (the “Board”) of F45 Training Holdings Inc. (the “Company”) expanded the size of the Board from 11 directors to 13 directors. In light of the vacancies created by the expansion, the Board elected Tom Dowd, the current Chief Executive Officer of the Company, and Richard Monje to the Board, effective immediately. Mr. Dowd will serve as a Class III director until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified, and Mr. Monje will serve as a Class I director until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

As an employee of the Company, Mr. Dowd will not receive compensation for service as a director of the Company. Mr. Monje, who is an affiliate of KLIM (as defined below), will not receive compensation for service as a non-employee director of the Company.

Mr. Dowd has served as the Company’s Chief Executive Officer since April 2023. Mr. Monje is a Managing Director and the Head of Legal Affairs and Strategy of Kennedy Lewis Investment Management LLC (“KLIM”), which is the investment manager to significant stockholders of the Company and a party to the Company’s Third Amended and Restated Stockholders’ Agreement. As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 15, 2023 (the “Prior 8-K”), the Company is party to a credit agreement with certain subsidiaries of the Company as guarantors, Alter Domus (US) LLC, as administrative agent and Australian security trustee, and the lenders party thereto. The lender group consists of existing stockholders of the Company, including affiliates of KLIM. In addition, in connection with the entry into the credit agreement, as disclosed in the Prior 8-K, the Company and affiliates of KLIM also entered into a letter agreement, dated as of February 14, 2023, with respect to certain governance matters. Additionally, as previously disclosed, the Company is party to a Master Franchise Agreement with Club Sports Group, LLC, an affiliate of KLIM.

In light of Mr. Dowd’s position as Chief Executive Officer of the Company, and KLIM’s relationship with the Company and Mr. Monje’s role with KLIM, the Board has determined that Mr. Dowd and Mr. Monje are not independent under the standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Interim Chief Financial Officer and Chief Legal Officer